CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 27, 2016 relating to the financial statements and financial highlights which appear in the February 29, 2016 Annual Reports to Shareholders of JPMorgan California Municipal Money Market Fund, JPMorgan New York Municipal Money Market Fund, JPMorgan Prime Money Market Fund, JPMorgan Tax Free Money Market Fund, JPMorgan 100% U.S. Treasury Securities Money Market Fund, JPMorgan Federal Money Market Fund, JPMorgan Managed Income Fund, JPMorgan Income Fund, JPMorgan Inflation Managed Bond Fund, JPMorgan Short Duration High Yield Fund, JPMorgan California Tax Free Bond Fund, JPMorgan Intermediate Tax Free Bond Fund, JPMorgan New York Tax Free Bond Fund, JPMorgan Corporate Bond Fund, JPMorgan Emerging Markets Corporate Debt Fund, JPMorgan Emerging Markets Debt Fund, JPMorgan Unconstrained Debt Fund, JPMorgan Total Return Fund, JPMorgan Strategic Income Opportunities Fund, JPMorgan SmartAllocation Income Fund, JPMorgan Tax Aware High Income Fund and JPMorgan Tax Aware Income Opportunities Fund (each a separate fund of JPMorgan Trust I), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

June 27, 2016